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                                                                       Exhibit 5



                                                     April 24, 2001



Associated Banc-Corp
1200 Hansen Road
Green Bay, Wisconsin 54304


Ladies and Gentlemen:         Re: Registration Statement on Form S-3

         We have acted as counsel for Associated Banc-Corp, a Wisconsin corporation (the "Company"), in connection with the filing under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement (the "Registration Statement") on Form S-3 on or shortly after the date of this letter, for the offering by the Company from time to time of up to $500,000,000 aggregate initial offering price of securities (the "Securities") consisting of any one or more of the following: (i) debt securities (the "Debt Securities"),
(ii) shares of preferred stock, par value $1.00 per share (the "Preferred Stock"), (iii) shares of Preferred Stock that may be issued in the form of depository shares (the "Depository Shares"), (iv) shares of common stock, par value $0.01 per share (the "Common Stock"), (v) warrants to purchase Debt Securities, Preferred Stock and/or Common Stock (the "Warrants"), and (vi) units consisting of any combination of Debt Securities, Preferred Stock, Depository Shares and Warrants. The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at periods and on terms to be set forth in one or more supplements to the prospectus (the "Prospectus") contained in the Registration Statement (each, a "Prospectus Supplement"). This opinion is being delivered at your request in connection with the filing of the Registration Statement.

         In rendering this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the following:

         1. The Registration Statement, in the form to be filed with the Securities and Exchange Commission (the "Commission"), and the form of the Prospectus contained in the Registration Statement.

         2. A form of indenture for the issuance of Senior Debt Securities and a form of indenture for the issuance of Subordinated Debt Securities.

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April 24, 2001
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         3. The Articles of Incorporation of the Company, as amended (the
"Articles of Incorporation").

         4. The Amended By-Laws of the Company (the "By-Laws").

         5. Certified resolutions of the Board of Directors of the Company relating to the authorization of (a) the filing of the Registration Statement, and (b) the Securities.

         6. A certificate of the Secretary of the Company as to certain matters.

         7. Such other instruments and documents as we have deemed necessary or advisable for the purpose of rendering this opinion.

         As to various questions of fact material to our opinion, we have relied upon certificates of officers of the Company and of state officials. In rendering this opinion we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed. We have further assumed that:

         1. The issuance, sale, amount and terms of Securities to be offered from time to time by the Company will be duly authorized and determined by proper action of the Board of Directors (or, where permitted, a committee of the Board of Directors) of the Company (each, a "Board Action") in accordance with the Articles of Incorporation, the By-Laws and applicable law, in each case so as not to result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and such Board Action will not have been modified or rescinded.


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         2. The Registration Statement, and any amendments thereto (including any post-effective amendments), will have become effective under the Act and will not have been terminated or rescinded.

         3. A Prospectus Supplement as contemplated by the Registration Statement will have been prepared and filed with the Commission describing the Securities offered thereby.

         4. Any Debt Securities will be issued under a valid and binding indenture in substantially the form of one of the indentures we have previously reviewed (each, an "Indenture") to be entered into by the Company and a trustee (the "Trustee"), such Indenture will conform to the description thereof set forth in the Prospectus or the applicable Prospectus Supplement, and the Indenture and the Debt Securities as executed and delivered will comply with the Articles of Incorporation, the By-Laws and all applicable laws and regulations and will not result in a default under or a breach of any agreement or instrument binding upon the Company.

         5. Prior to the issuance of any shares of Common Stock or Preferred Stock (including any Depository Shares), there will exist, under the Articles of Incorporation, the requisite number of authorized but unissued shares of Common Stock or Preferred Stock, as the case may be, and all action necessary to the creation of any such Preferred Stock, whether by amendment to the Articles of Incorporation or otherwise, will have been taken.

         6. Appropriate certificates, representing the shares of Common Stock or Preferred Stock will be executed and delivered upon issuance and sale of any shares of Common Stock or Preferred Stock (including any Depository Shares), and will comply with the Articles of Incorporation, the By-Laws and all applicable laws and regulations.


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April 24, 2001
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         7. Any Depository Shares will be issued under a valid and binding deposit agreement (each, a "Deposit Agreement") that conforms to the description thereof set forth in the Prospectus or the applicable Prospectus Supplement, and such Depository Shares and Deposit Agreement will comply with the Articles of Incorporation, the By-Laws and all applicable laws and regulations.

         8. Appropriate Depository Receipts representing Depository Shares will be executed and delivered prior to or upon the issuance and sale of any Depository Shares and, such Depository Receipts will comply with the Articles of Incorporation, the By-Laws and all applicable laws and regulations.

         9. Any Warrants will be issued under a valid and binding warrant agreement (each, a "Warrant Agreement") that conforms to the description thereof set forth in the Prospectus or the applicable Prospectus Supplement, and such Warrants and Warrant Agreement will comply with the Articles of Incorporation, the By-Laws and all applicable laws and regulations.

         10. A definitive underwriting, subscription or purchase agreement with respect to the Securities (each, an "Underwriting Agreement" and collectively, the "Underwriting Agreements") will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and will be a valid and binding contract that conforms to the descriptions thereof set forth in the Prospectus or the applicable Prospectus Supplement.

         11. At the time of the issuance and sale of any Debt Securities, (a) an Indenture will have been duly executed and delivered by the Company, (b) the Trustee will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (c) the Trustee will be duly qualified to engage in the activities contemplated by the Indenture, (d) the Indenture will have been duly authorized, executed and delivered by the Trustee, enforceable against the Trustee in accordance with its terms, (e) the Trustee will be in compliance, generally and with respect to its performance under the Indenture, with all


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April 24, 2001
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applicable laws and regulations, and (f) the Trustee will have the requisite legal power and authority to perform its obligations under the Indenture.

         12. All Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement.

         13. There will not have occurred any change in the law affecting the validity or enforceability of the Securities.

         Based on the foregoing, and upon such additional investigation of law as we have deemed necessary, it is our opinion that:

         1. Upon due authorization by Board Action of an issuance of Debt Securities, and upon due execution, authentication, issuance and delivery of such Debt Securities against payment therefor in accordance with the terms and provisions of such Board Action, such Debt Securities, the applicable Indenture, the Registration Statement (as declared effective under the Act), the Prospectus or the applicable Prospectus Supplement and an Underwriting Agreement, or upon due execution, authentication, issuance and delivery of such Debt Securities pursuant to the proper conversion of one or more series of Securities convertible into Debt Securities or pursuant to the proper exercise of Warrants to purchase Debt Securities, such Debt Securities will be duly authorized and will be valid and binding obligations of the Company, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter affecting creditors' rights generally, and the application of general principles of equity, including concepts of materiality, reasonableness, conscionability, good faith and fair dealing, regardless of whether considered in a proceeding at law or in equity.

         2. Upon due authorization by Board Action of an issuance of shares of Common Stock, and upon issuance and delivery of certificates for such shares of


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Common Stock against payment therefor in accordance with the terms and provisions of such Board Action, the Registration Statement (as declared effective under the Act), the Prospectus or the applicable Prospectus Supplement and an Underwriting Agreement, or upon issuance and delivery of certificates for such shares of Common Stock pursuant to the proper conversion of one or more series of Securities convertible into shares of Common Stock or pursuant to the proper exercise of Warrants to purchase shares of Common Stock, the shares of Common Stock represented by such certificates will be duly authorized, validly issued, fully paid and nonassessable, except as set forth in Wisconsin Statutes
Section 180.0622(2)(b), as interpreted, which provides that shareholders of the Company may be personally liable for debts owing to employees of the Company for services performed for the Company, but not exceeding six months' service in any one case.

         3. When a series of Preferred Stock (and securities of any class or series into which any such Preferred Stock may be convertible) has been duly authorized and established in accordance with the applicable Board Action, the terms of the Articles of Incorporation and By-Laws, and applicable law, and, upon issuance and delivery of certificates for shares of such series of Preferred Stock against payment therefor in accordance with the terms and provisions of such Board Action, the Registration Statement (as declared effective under the Act), the Prospectus or the applicable Prospectus Supplement and an Underwriting Agreement, or upon issuance and delivery of certificates for shares of such series of Preferred Stock pursuant to the proper conversion of one or more series of Securities convertible into shares of such series of Preferred Stock or pursuant to the proper exercise of Warrants to purchase shares of such series of Preferred Stock, the shares of such series of Preferred Stock represented by such certificates will be duly authorized, validly issued, fully paid and nonassessable, except as set forth in Wisconsin Statutes Section 180.0622(2)(b), as interpreted, which provides that shareholders of the Company may be personally liable for debts owing to employees of the Company for services performed for the Company, but not exceeding six months' service in any one case.


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April 24, 2001
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         4. When the Depositary Shares have been duly authorized and established in accordance with the applicable Board Action, the terms of the Articles of Incorporation and By-Laws, and applicable law and, upon execution, issuance, and delivery of the Depositary Receipts against payment therefor in accordance with the terms and provisions of such Board Action, the Deposit Agreement, the Registration Statement (as declared effective under the Act), the Prospectus or the applicable Prospectus Supplement and an Underwriting Agreement (and upon the taking of the action contemplated in paragraph 3 above with respect to the underlying shares of Preferred Stock), the Depositary Shares will be duly authorized and will be valid and binding obligations of the Company, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter affecting creditors' rights generally, and the application of general principles of equity, including concepts of materiality, reasonableness, conscionability, good faith and fair dealing, regardless of whether considered in a proceeding at law or in equity.

         5. Upon due authorization by Board Action of an issuance of Warrants, and upon issuance and delivery of certificates for such Warrants against payment therefor in accordance with the terms and provisions of such Board Action, the Warrants and the applicable Warrant Agreement, the Registration Statement (as declared effective under the Act), the Prospectus or the applicable Prospectus Supplement and an Underwriting Agreement, such Warrants will be duly authorized and will be valid and binding obligations of the Company, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally, and the application of general principles of equity, including concepts of materiality, reasonableness, conscionability, good faith and fair dealing, regardless of whether considered in a proceeding at law or in equity.

         The opinions herein are limited to the laws of the State of Wisconsin. To the extent that any of the documents referred to herein are governed by the laws of


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April 24, 2001
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any jurisdiction other than the State of Wisconsin, we have assumed that the laws of such jurisdiction are the same as the laws of the State of Wisconsin. This opinion concerns only the effect of the laws of the State of Wisconsin (exclusive of securities or "blue sky" laws and the principles of conflicts of laws) as currently in effect. This opinion is limited to the matters set forth herein, and no other opinions should be inferred beyond the matters expressly stated. This opinion is also subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights generally, and (ii) the application of general principles of equity, including concepts of materiality, reasonableness, conscionability, good faith and fair dealing, regardless of whether considered in a proceeding at law or in equity.

         This opinion is being delivered solely for the benefit of the person to whom it is addressed; accordingly, it may not be quoted, filed with any governmental authority or other regulatory agency (other than with the Commission as provided in the following paragraph) or otherwise circulated or utilized for any other purpose without our prior written consent.

         This opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur. We hereby consent to the use of our name beneath the caption "Legal Opinions" in the Prospectus and to the filing of a copy of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Act or within the category of persons whose consent is required by Section 7 of the Act.


                                        REINHART, BOERNER, VAN DEUREN,
                                        NORRIS & RIESELBACH, s.c.

                                        BY _____________________________________




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Associated Banc-Corp
April 24, 2001
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                                           James M. Bedore